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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8 and Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8 of our report dated July 3, 2002, except for notes 9 and 13 as to which the date is July 31, 2002 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 2 and the amendment relating to the correction of a classification error described in notes 9 and 13), appearing in the Fiscal 2001 Annual Report to Stockholders and incorporated by reference in the Annual Report on Form 10-K/A of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 23, 2002.


/s/ Deloitte & Touche LLP
-------------------------

Deloitte & Touche LLP
Parsippany, New Jersey
July 31, 2002